Exhibit 16.1

September 11, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE:	Shineco, Inc. File No. 001-37776

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated September 7, 2017 of Shineco, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Friedman LLP

New York, New York